SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 2, 2004

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.)

15 South Main Street Clarkston, Michigan (Address of principal executive office)		48326 (Zip Code)

Registrant's telephone number, including area code: (248) 625-8585

ITEM 7.         Other Events.

Exhibit

99.1      Press release dated February 2, 2004.

ITEM 12.          Results of Operations and Financial Condition.

On February 2, 2004, Clarkston Financial Corporation issued a press release announcing results for the fourth fiscal quarter and the year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2004	CLARKSTON FINANCIAL CORPORATION (Registrant)
	By	/s/ J. Grant Smith J. Grant Smith Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated February 2, 2004 with respect to financial results for the fourth quarter and the year ended December 31, 2003.

EXHIBIT 99.1

CONTACT:	Dawn Horner, CEO, or Grant Smith, CFO Clarkston Financial Corporation +1-248-625-8585 or Mike Marcotte Marcotte Financial Relations for Clarkston Financial Corporation +1-248-656-3873

PRESS RELEASE

Clarkston Financial Corporation Q4 Earnings Rise 53%, 12-Month Earnings Jump 83%

16 Consecutive Quarters of Profitability
New Branch Planned for Downtown Clarkston

CLARKSTON, Mich., Feb. 3 /PRNewswire-FirstCall/ — Clarkston Financial Corporation (OTC Bulletin Board: CKSB), the holding company for Clarkston State Bank, posted record results for the fourth quarter and 2003, Edwin L. Adler, Board Chairman, and Dawn M. Horner, Bank President and CEO, jointly announced today.

Clarkston Financial Corporation is the holding company for Clarkston State Bank, which opened in January 1999, and operates four branches in Clarkston, Waterford, and Independence Township, Mich.

Fourth-quarter results

Net income for the final quarter of 2003 rose 53% to a record $479,209, or $ 0.46 per share, from $305,676, or $0.30 per share, for 2002‘s fourth quarter. Net interest income rose 50% to $1,179,648, from $787,031 for Q4 2002.

The improvement reflects continued loan growth and a higher net interest margin. The higher margin is consistent with management’s intent to grow its loan portfolio while relying less on nonrecurring gains generated from its investment portfolio. Moreover, management has deemed the allowance for loan loss to be commensurate with the level of risk within its loan portfolio. Therefore, there was no provision for loan loss required during the fourth quarter as opposed to Q4-2002 when $90,000 was provisioned for, a reflection of the quality of the loan portfolio. As a result of lower gains on the sale of securities, non-interest income was lower by 47%, at $124,903, from $233,672 a year ago.

12-month results

Full-year results were even better, with earnings topping the million- dollar mark for the first time. Net income rose 83% to $1,468,264, or $1.41 per share, from $801,061, or $0.78 per share, for 2002. Both net interest income and noninterest income posted double-digit gains. Net interest income increased 29% to $4,168,135, from $3,233,031 for 2002; while noninterest income grew 91% to $ 1,127,565, from $589,672, for 2002.

Balance sheet growth was double-digit, as well. Assets rose 25% to $144,533, 699, loans outstanding grew 50% to $82,168,658, and deposits increased 22% to $ 128,212,681, despite the persistent low interest-rate environment.

Mr. Adler said, “The Board of Directors is extremely proud of the Bank’s progress and the many noteworthy accomplishments of this past year. We have just celebrated our fifth anniversary. Our success is a direct result of the dedication and hard work of the Bank’s talented team, and genuine acceptance by literally thousands of individuals and businesses across Clarkston, Independence Township, and northern Oakland County, Michigan. We are all extremely grateful for the community’s continuing support.

“Evidence of our success was also demonstrated by the fact that our growth and outlook prompted us to raise additional capital in 2003. In the fourth quarter, we completed a $4 million private placement of floating-rate trust securities. The new capital qualifies as Tier 1 capital for regulatory purposes.”

Mrs. Horner added, “2003 was a tough year, given the economy, loan demand, and interest rates. Nonetheless, we produced record results and set the stage for continued growth in 2004 and beyond. Most important, from a growth standpoint, we set plans to open a fifth branch office later this year. The new branch will be located at the edge of downtown Clarkston, in Independence Township, and will include a full-service lobby, drive-thru service, 24-hour drive-up ATM and night depository. It will also include offices and conference rooms for commercial and consumer lending and mortgage banking. We’re excited about the new branch and optimistic about 2004.”

Safe Harbor. This news release contains comments or information that constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rate and interest-rate relationships; demand for products and services; the degree of competition by traditional and non- traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; government and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission and available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

SUMMARY OF OPERATIONS	Three Months Ended
	December 31, 2003		Percent
	2003	2002	Change

Net Interest Income	1,179,648	787,031	49.89%
Provision for Loan Losses	-	90,000	-100.00%
Non-Interest Income	124,903	233,672	-46.55%
Non-Interest Expense	763,092	663,177	15.07%
Pre-Tax Income	541,459	249,337	117.16%
Net Income	479,209	305,676	56.77%
Net Income Per Share	$0.46	$0.30	53.33%
Net Interest Margin
(Period Avg. Assets)	3.46%	2.59%	33.59%

PERFORMANCE RATIOS	Quarter
Return on Average Equity	17.62%	12.75%	38.20%
Return on Average Assets	1.38%	1.09%	26.61%

BALANCE SHEET HIGHLIGHTS	December 31	September 30
	2002	2003

Assets	$115,334,714	$131,861,832
Loans (Gross)	54,722,093	84,743,156
Deposits	104,923,101	120,082,806
Interest Earning Assets	112,443,046	127,702,735
Shareholders' Equity	9,747,749	10,342,333
Book Value per Share	$9.47	$9.97
Total Shares Outstanding	1,028,922	1,037,029
ALLLP as a % Total Loans	1.27%	1.26%

SUMMARY OF OPERATIONS	Twelve Months Ended
	December 31, 2003		Percent
	2003	2002	Change

Net Interest Income	$4,168,135	$3,233,031	28.92%
Provision for Loan Losses	496,000	243,185	103.96%
Non-Interest Income	1,127,565	589,672	91.22%
Non-Interest Expense	2,964,936	2,708,911	9.45%
Pre-Tax Income	1,834,764	1,005,461	82.48%
Net Income	$1,468,264	$801,061	83.29%

Net Income Per Share	$1.41	$0.78	80.93%
Net Interest Margin
(Period Avg. Assets)	3.15%	2.97%	6.06%

PERFORMANCE RATIOS	Last Twelve Months
Return on Average Equity	13.96%	8.88%	57.21%
Return on Average Assets	1.11%	0.79%	40.51%

BALANCE SHEET HIGHLIGHTS	December 31 2003	Percent Chg. Prior Qtr.	Percent Chg. Prior Yr. End
Assets	$144,533,669	9.61%	25.32%
Loans (Gross)	82,168,658	-3.04%	50.16%
Deposits	128,212,681	6.77%	22.20%
Interest Earning Assets	137,002,938	7.28%	21.84%
Shareholders' Equity	11,231,914	8.60%	15.23%
Book Value per Share	$10.80	8.28%	13.95%
Total Shares Outstanding	1,040,424	0.33%	1.12%
ALLLP as a % Total Loans	1.29%	2.38%	1.57%